Exhibit 5.7

EDWARD B. GOODRICH
RICHARD G. LEONARD
BRUCE W. NECKERS
ROBERT J. DUGAN
TERRENCE L. GROESSER
THOMAS P. HOGAN
MARY ANN CARTWRIGHT
DANIEL L. ELVE
THOMAS L. SAXE
JAMES L. SCHIPPER
LAURIE M. STRONG
GREGORY G. TIMMER
STEPHEN A. HILGER
SCOTT J. STEINER
DOUGLAS P. VANDEN BERGE
ROBERT C. SHAVER
JOHN M. LICHTENBERG
MARK E. FATUM
DAN E. BYLENGA, JR.
PAUL A. MCCARTHY
RANDY J. KOLAR
MICHAEL C. WALTON
BRUCE A. COURTADE
PETER J. LOZICKI
TODD A. HENDRICKS
MARK S. PENDERY
MARTIN W. BUSCHLE
TERRY L. ZABEL
MARY JANE RHOADES
Rhoades McKee PC
attorneys & counselors
161 Ottawa Avenue NW, Suite 600
Grand Rapids, MI 49503-2793
Phone 616.235.3500 Fax 616.233.5269
RhoadesMcKee.com
August 11, 2008
CONNIE R. THACKER
DAVID E. BEVINS
PATRICK R. DRUEKE
MARY L. TABIN
PAMELA J. FARRER-CROSS
ANTHONY A. PEARSON
MICHELLE F. KITCH
ROBERT C. RUTGERS, JR.
ERIC R. STARCK
JOHN T. KLEES
BRIAN K. LAWSON
JON T. FERRIER
WILLIAM M. NEWMAN
LARISSA D. HOLLINGSWORTH
JONATHAN A. FENNELL
EMILY A. GREEN
THOMAS S. FLICKINGER
STEPHEN J. HULST
JAMES R. POLL
STEPHANIE L. PRIES

OF COUNSEL
DALE W. RHOADES
F. WILLIAM MCKEE
ARTHUR C. SPALDING
CHARLES T. ZIMMERMAN
ROBERT F. WILLIAMS
JAMES M. FLAGGERT

Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903

Re:	$750,000,000 aggregate principal amount of 10% Senior Secured Notes due December 1, 2013 of Nortek, Inc. issued in exchange for $750,000,000 aggregate principal amount of 10% Senior Notes due December 1, 2013 of Nortek, Inc. and the related Guarantees

Ladies and Gentlemen:
          We have acted as special counsel in the State of Michigan ( the “State”) to Nortek, Inc., a Delaware corporation, (the “Company”) and Operator Specialty Company, Inc., a Michigan corporation (the “Subsidiary”) in connection with (i) the proposed issuance by the Company in the exchange offer (the “Exchange Offer”) of $750,000,000 aggregate principal amount of 10% Senior Secured Notes due December 1, 2013 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Company’s outstanding 10% Senior Secured Notes due December 1, 2013 (the “Outstanding Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Exchange Guarantees”) by the Subsidiary and certain other guarantors listed in the attached Schedule I (such guarantors, together with the Subsidiary, shall be referred to as the “Guarantors” herein), and (iii) the preparation of the registration statement on Form S-4 filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.
          The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 20, 2008, between the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Indenture”). The terms of the Exchange Guarantees are contained in the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

          This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering the opinions hereinafter set forth, we have reviewed final forms of the following documents (collectively, the “Documents”):
(a)	the Exchange Notes;

(b)	the Exchange Guarantee;

(c)	the Registration Statement;

(d)	the Resolution of the Board of Directors of the Subsidiary dated May 20, 2008 authorizing the execution of the Exchange Guarantee and the Registration Statement; and

(e)	a Certificate of Good Standing from the Michigan Department of Labor & Economic Growth dated May 13, 2008 with respect to the Subsidiary.
          We have examined the Documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Company and the Covered Guarantors and of public officials.
          We have not been involved in the negotiation, preparation, or execution of the Documents or any of the related agreements executed or delivered in connection therewith. We have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies. Further, in rendering the opinions hereinafter set forth, we have assumed that the Board of Directors of the Subsidiary has executed the Resolution. We have not received or reviewed the signed Resolution.
          Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
1.	The Exchange Guarantee has been duly authorized by all requisite corporate action of the Subsidiary.
2.	Upon the due issuance, execution, and authentication of the Exchange Notes in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Guarantee by the Subsidiary will constitute the legal, valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with their terms and such Exchange Notes.
3.	The Exchange Guarantee has been duly executed and delivered by the Subsidiary.
          We express no opinion with respect to, (i) bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium, fraudulent conveyance, and other similar laws relating to or affecting the rights or remedies of creditors or secured parties generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          The opinions expressed herein are subject to the qualification that the enforceability of provisions in the Indenture providing for indemnification or contribution may be limited by public policy considerations. In addition, we express no opinion as to (i) the extent to which broadly worded waivers may be enforced, (ii) the enforceability of any provision of the Indenture which purports to grant the right of setoff to a purchaser of a participation in the loans outstanding thereunder or which constitutes a penalty or forfeiture, or (iii) the extent to which provisions providing for conclusive presumptions or determinations, non-effectiveness of oral modifications, reproduction of documents, submission to jurisdiction, waiver of or consent to service of process and venue or waiver of offset or defenses will be enforced.
          We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State and its political subdivisions. We further express no opinion as to (1) the authorizations, approvals, or consents that may be necessary under federal or state securities and “blue sky” laws in connection with the transactions contemplated by the Documents or (2) the qualification of the Indenture under federal or State securities laws, including without limitation the Trust Indenture Act of 1939, as amended.
          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantees. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, RHOADES McKEE
/s/ Thomas P. Hogan
Thomas P. Hogan

Schedule I
Guarantors
Advanced Bridging Technologies, Inc.
Aigis Mechtronics, Inc.
AllStar PRO, LLC
Aubrey Manufacturing, Inc.
Broan-NuTone LLC
CES Group, Inc.
Cleanpak International, Inc.
Elan Home Systems L.L.C.
Gefen, Inc.
Governair Corporation
GTO, Inc.
HC Installations, Inc.
HomeLogic LLC
Huntair, Inc.
International Electronics, Inc.
J.A.R. Industries, Inc.
Jensen Industries, Inc.
Linear H.K. LLC
Linear LLC
Lite Touch, Inc.
Magenta Research Ltd.
Mammoth China Ltd.
Mammoth, Inc.
Niles Audio Corporation
Nordyne China, LLC
Nordyne Inc.
NORDYNE International, Inc.
Nortek International, Inc.
NuTone Inc.
Omnimount Systems, Inc.
Pacific Zephyr Range Hood Inc.
Panamax Inc.
Rangaire GP, Inc.
Rangaire LP
Rangaire LP, Inc.
Secure Wireless, Inc.
SpeakerCraft, Inc.
Temtrol, Inc.
WDS LLC
Webco, Inc.
Xantech Corporation
Zephyr Corporation